Exhibit 107

Calculation of Filing Fee Table

FORM S-8
(Form Type)

Lion Group Holding Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares	Rule 457(c) and (h)	33,818,770	(3)	$1.085	(3)	$36,693,365.45	$0.00014760	$5,416
Total Offering Amounts									$5,416
Total Fees Offsets									—
Net Fee Due									$5,416

(1)	The Class A ordinary shares of Lion Group Holding Ltd. (the “Registrant”) may be represented by the Registrant’s American depositary shares (“ADSs”), each representing fifty Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”). The registrant’s ADSs issuable upon deposit of the Class A Ordinary Shares have been registered under a separate registration statement on Form F-6 (333- 273223) and/or Form F-6EF (333-273223). There is no trading market for the Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”). The Class B Ordinary Shares may be converted into Class A Ordinary Shares according to the terms and provisions of the Registrant’s memorandum and articles of association.

(2)	This registration statement covers a maximum aggregate of 33,818,770 shares of Class A Ordinary Shares and Class B Ordinary Shares of the Registrant which are issuable upon exercise of options and pursuant to other awards granted under the 2023 Share Incentive Plan of the Registrant (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan. Any Ordinary Shares covered by an award granted under the Plan that lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares that may be issued under the Plan.

(3)	Represents Ordinary Shares to be issued pursuant to the Plan. As there is no established public trading market for the Registrant’s Class B Ordinary Shares, and, in order to trade Class B Ordinary Shares, the shares must be converted into Class A Ordinary Shares on a one-for-one basis, the Registrant computed the offering price per share for the Ordinary Shares to be issued pursuant to the Plan by assuming that all such shares will be Class A Ordinary Shares. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$1.085 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Capital Market on October 14, 2023, adjusted for ADS to Class A ordinary share ratio.